Exhibit 10.10

COMCAST CORPORATION

2002 CASH BONUS PLAN

(Amended and Restated, Effective December 14, 2005)

1. BACKGROUND AND PURPOSE

Comcast Corporation, a Pennsylvania corporation (the “Company”), hereby amends and restates the Comcast Corporation the Comcast Corporation 2002 Cash Bonus Plan (the “Plan”), The purpose of the Plan is to promote the ability of the Company to retain and recruit employees and enhance the growth and profitability of the Company by providing the incentive of short-term and long-term cash bonus awards for continued employment and the attainment of performance objectives.

2. DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Award” or “Cash Bonus Award” means a cash bonus award granted under the Plan. Each Award under the Plan outstanding upon the consummation of the Company’s acquisition of AT&T Broadband Corp. shall continue in effect on the same terms and conditions as in effect immediately preceding such consummation, except as otherwise provided pursuant to the terms of the Award.

(c) “Award Period” means the period extending from January 1 of the first Plan Year for to which an Award applies through December 31 of the last Plan Year to which such Award applies.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(f) “Committee” means the Compensation Committee of the Board or such other committee of the Board assigned by the Board to administer the Plan.

(g) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(h) “Date of Grant” means the date on which an Award is granted.

(i) “Eligible Employee” means an employee of the Company or an Affiliate, as determined by the Committee.

(j) “Grantee” means an Eligible Employee who is granted an Award.

(k) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(l) “Plan” means the Comcast Corporation 2002 Cash Bonus Plan, as set forth herein, and as amended from time to time.

(m) “Plan Year” means the calendar year.

(n) “Target” means, for any Plan Year or Award Period, the performance objective or objectives established by the Committee.

(o) “Terminating Event” means any of the following events:

(i) the liquidation of the Sponsor; or

(ii) a Change of Control.

(p) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

3. RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are rights to cash payments, payable in accordance with the terms of the Plan and the Award document.

4. ADMINISTRATION OF THE PLAN

(a) Administration. The Plan shall be administered by the Committee.

(b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i) select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the amount of cash to be paid pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award; and

(ii) interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be conclusive.

(c) Delegation of Authority.

(i) Named Executive Officers and Section 16(b) Officers. All authority with respect to the grant, amendment, interpretation and administration of Awards with respect to any Eligible Employee who is either (x) a Named Executive Officer (i.e., an officer who is required to be listed in the Company’s Proxy Statement Compensation Table) or (y) is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, is reserved to the Committee.

(ii) Senior Officers and Highly Compensated Employees. The Committee may delegate to a committee consisting of the Chairman of the Committee and one or more officers of the Company designated by the Committee, discretion under the Plan to grant, amend, interpret and administer Awards with respect to any Eligible Employee of a Company who (x) holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President or (y) has a base salary of $500,000 or more.

(iii) Other Employees. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant, amend, interpret and administer Awards with respect to any Eligible Employee other than an Eligible Employee described in Paragraph 4(c)(i) or Paragraph 4(c)(ii).

(iv) Termination of Delegation of Authority. Delegation of authority as provided under this Paragraph 4(c) shall continue in effect until the earliest of:

(x) such time as the Committee shall, in its discretion, revoke such delegation of authority;

(y) in the case of delegation under Paragraph 4(c)(ii), the delegate shall cease to serve as Chairman of the Committee or serve as an employee of the Company for any reason, as the case may be and in the case of delegation under Paragraph 4(c)(iii), the delegate shall cease to serve as an employee of the Company for any reason; or

(z) the delegate shall notify the Committee that he declines to continue exercise such authority.

(d) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(e) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 4(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(f) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

5. ELIGIBILITY

Awards may be granted only to Eligible Employees of the Company and its Affiliates, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or an Affiliate of the Company.

6. CASH BONUS AWARDS

The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a) Time of Grant. Awards may be granted at any time from the date of adoption of the Plan by the Board until the Plan is terminated by the Board or the Committee.

(b) Non-uniformity of Awards. The provisions of Awards need not be the same with respect to each Grantee.

(c) Awards and Agreements. The terms of each Award shall be reflected in an Award document in form and substance satisfactory to the Committee.

(d) Conditions to Payment of Awards.

(i) The Committee shall establish such conditions on the payment of a bonus pursuant to an Award as it may, in its sole discretion, deem appropriate. The conditions shall be set forth in the Award document. For purposes of calculating whether any Target based on the cash flow of the Company or any division or business unit has been met, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company or such division or business unit that is reasonably expected to have an effect on cash flow as otherwise determined under the terms of the Plan, the cash-flow based performance objectives shall be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as cash flow of the Company or such division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior performance measurement period; provided further than such adjustment shall be based upon the historical equivalent of cash flow of the assets so acquired or disposed of for the prior performance measurement period, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior performance measurement period and the current performance measurement period.

(ii) The Award may provide for the payment of Awards in installments, or upon the satisfaction of divisional or Company-wide Targets, as determined by the Committee.

(iii) The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to payment of a Grantee’s Award.

(iv) The Grantee shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Plan or an Award (provided that the right to payment under an Award may pass by will or the laws of descent and distribution).

(v) Amounts that are determined to be payable pursuant to Awards shall be paid by the date that is 2-1/2 months from the end of the Company’s taxable year in which the payment of the Award is no longer subject to a substantial risk of forfeiture.

(e) Termination of Grantee’s Employment.

(1) A transfer of an Eligible Employee between two employers, each of which is the Company or an Affiliate of the Company (a “Transfer”), shall not be deemed a termination of employment. The Committee may grant Awards pursuant to which the Committee reserves the right to modify the calculation of an Award in connection with a Transfer. In general, except as otherwise provided by the Committee at the time an Award is granted or in connection with a Transfer, upon the Transfer of a Grantee between divisions while an Award is outstanding and unexpired, the outstanding Award shall be treated as having terminated and expired, and a new Award shall be treated as having been made, effective as of the effective date of the Transfer, for the portion of the Award which had not expired or been paid, but subject to the performance and payment conditions applicable generally to Awards for Grantees who are employees of the transferee division, all as shall be determined by the Committee in an equitable manner.

(2) In the event that a Grantee terminates employment with the Company and its Affiliates, all Awards remaining subject to conditions to payment shall be forfeited by the Grantee and deemed canceled by the Company.

(f) Time of Grant. Subject to Paragraph 7, following the satisfaction of the conditions to payment of an Award, the Company shall pay the Grantee (or the person to whom the right to payment may have passed by will or the laws of descent and distribution) the amount payable in connection with the lapse of such restrictions.

7. TAXES

The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

8. TERMINATING EVENTS

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any remaining conditions to payment of a Grantee’s Award shall be waived, in whole or in part.

9. AMENDMENT AND TERMINATION

The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

10. EFFECTIVE DATE

The effective date of this amendment and restatement of the Plan is December 14, 2005.

11. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

Executed as of the 14th day of December, 2005.

COMCAST CORPORATION

BY:	/s/ David L. Cohen
David L. Cohen

ATTEST:	/s/ Arthur R. Block
Arthur R. Block